AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2012.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOYAGER OIL & GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Montana	76-0362774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1600 Broadway, Suite 1040

Denver, Colorado 80202

(303) 323-0008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Krzus Chief Executive Officer Voyager Oil & Gas, Inc. d/b/a Emerald Oil, Inc. 1600 Broadway, Suite 1040 Denver, Colorado 80202 (406)245-4901	With Copies To: Kirk Tucker Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 Telephone: (713) 238-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Registration Fee
Primary Offering (2):
Common Stock, par value $.001 per share	-	-(3)	-	-
Preferred Stock, par value $.001 per share	-	-(3)	-	-
Debt Securities	-	-(3)	-	-
Warrants	-	-(3)	-	-
Units	-	-(3)	-	-
Total for sale by Registrant			$300,000,000	$40,920(4)
Secondary Offering:
Common Stock, par value $.001 per share	12,135,217 shares	$0.79(5)	$9,586,821	$1,308
Total Registration Fee				$42,228

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. There are also being registered hereunder 12,135,217 shares of common stock as may be sold from time to time by a selling shareholder as described in this registration statement.

(2) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units and principal amount of debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder for a primary offering may be sold separately or as units together with any of the other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder include such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3) With respect to the primary offering, the proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time in connection with the sale of the securities registered under this registration statement.

(4) Calculated pursuant to Rule 457(o) under the Securities Act.

(5) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the NYSE MKT on October 12, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2012

PROSPECTUS

Emerald Oil, Inc.

(Assumed business name of Voyager Oil & Gas, Inc.)

$300,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

12,135,217 Shares of Common Stock Offered by the Selling Shareholder

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock, preferred stock, and debt securities, or units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

Our common stock, preferred stock, debt securities, warrants and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. For general information about the distribution of securities, please see “Plan of Distribution” in this prospectus.

In addition the selling shareholder named herein may sell up to 12,135,217 shares of our common stock from time to time through ordinary brokerage transactions, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices and in other ways described in the “Plan of Distribution.” We will not receive any proceeds from the sale, if any, of our common stock by the selling shareholder pursuant to this prospectus.

This prospectus provides you with a general description of the securities we or the selling shareholder may offer and the general manner in which we or the selling shareholder may offer the securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities we actually offer, including the offering prices. The prospectus supplement will also describe the specific manner in which we offer the securities. You should carefully read this prospectus and the applicable prospectus supplement and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

Our common stock is quoted on the NYSE MKT under the symbol “EOX.” On October 12, 2012, the last reported sale price of our common stock on the NYSE MKT was $0.79.

Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those contained or referenced in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission, for a description of the various risks you should consider in evaluating an investment in our securities.

Our principal offices are located at 1600 Broadway, Suite 1040, Denver, Colorado 80202, and our telephone number is (303) 323-0008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process or continuous registration process. Under this shelf registration process, we may from time to time in one or more offerings sell debt securities, common stock, preferred stock, warrants to purchase debt securities, common stock or preferred stock, or units comprised of one or more of the other securities, in one or more offerings, up to a total dollar amount of $300,000,000. In addition the selling shareholder named herein may sell up to 12,135,217 shares of our common stock from time to time.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will, to the extent required by law, provide one or more supplements to this prospectus that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, and the documents incorporated by reference herein, are accurate only as of the date such information is presented. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context indicates otherwise, all references in this prospectus to “Emerald,” “Voyager,” “we,” “our,” “us,” or “the company” refer to Voyager Oil & Gas, Inc., doing business under the assumed business name Emerald Oil, Inc., unless otherwise indicated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus or the documents to which we have referred you or information that is contained in any prospectus supplement or free writing prospectus to be delivered to you. No dealer, salesperson or other person is authorized to provide you with information that is different from such information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This registration statement includes assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to risks and uncertainties.

All statements other than statements of historical facts included in this registration statement regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “budget,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this registration statement, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Additional factors that could cause actual results to vary from expected results are discussed in the “Risk Factors” section, beginning on page 4 of this prospectus, and any supplement to this prospectus and in our annual report on Form 10-K.

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ABOUT THE COMPANY

We were formed for the purpose of providing capital investments for acreage acquisitions and non-operated working interests in existing or planned hydrocarbon production, primarily focusing on acquiring working interests in scalable, repeatable oil and natural gas plays where established oil and natural gas companies have operations.

On April 16, 2010, Voyager (formerly known as ante4, Inc., a Delaware corporation), Plains Energy Acquisition, Inc. (“Acquisition Sub”) and Plains Energy Investments, Inc. (the “Target Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Acquisition Sub merged with and into the Target Company, with the Target Company remaining as the surviving corporation and a wholly owned subsidiary of the company, and Acquisition Sub was subsequently dissolved. Following the merger, the company changed its name from ante4, Inc. to Voyager Oil & Gas, Inc. As part of the merger, ante4, Inc. transferred all assets to the company other than specific assets that were primarily related to ante4, Inc.’s prior unrelated entertainment and consumer products business, which were spun off to ante4, Inc.’s pre-merger stockholders. Effective May 31, 2011, the company reincorporated from Delaware to Montana.

On July 26, 2012, we acquired Emerald Oil, Inc. (“Emerald”), a wholly owned subsidiary of Emerald Oil & Gas NL, for approximately 11.6 million shares of our common stock. As part of the acquisition, we retained Emerald’s liabilities, including approximately $20.2 million in debt. Emerald’s properties include approximately 10,600 net acres located in Dunn County, North Dakota and approximately 45,000 net acres in the Sandwash Basin Niobrara oil play in northwestern Colorado and southwestern Wyoming.

In connection with the Emerald acquisition, five existing members of our Board of Directors resigned, and their vacancies were filled with directors selected by the remaining members of our Board of Directors.

We also entered into employment agreements with six executive officers, J.R. Reger (Executive Chairman), Michael Krzus (Chief Executive Officer), McAndrew Rudisill (President), Paul Wiesner (Chief Financial Officer), Karl Osterbuhr (Vice President Exploration and Business Development), and Mitchell R. Thompson (Chief Accounting Officer). Subsequent to our acquisition of Emerald, we adopted the assumed business name of Emerald Oil, Inc. and transferred our principal executive offices from Billings, Montana to Denver, Colorado.

We are an independent exploration and production company focused primarily on the development of our approximately 48,100 net acres in the Williston Basin in North Dakota and Montana. We have identified approximately 263 net potential drilling locations on this acreage prospective for oil in the Bakken and Three Forks formations. The majority of our capital expenditures in 2012 and 2013 are expected to be directed toward drilling operated and non-operated Bakken and Three Forks wells. We plan to leverage our management team’s collective extensive technical, land, financial, and industry operating experience to transition from our historical non-operated strategy to a balanced operated and non-operated approach that we believe provides superior risk-adjusted returns on capital while enhancing the strategic value of our company.

In addition to our Williston Basin position, we have also assembled significant positions in two emerging Rocky Mountain oil plays. We have approximately 45,000 net acres in the Sandwash Basin in northwest Colorado and southwest Wyoming prospective for oil in the Niobrara formation. We also have approximately 33,500 net acres in central Montana prospective for oil in the Heath formation. We do not plan to allocate substantial capital to either of these areas in 2012 or 2013. However, pending successful well test results from our 2012 Sandwash Basin appraisal program, we may increase Sandwash Basin development activity in 2013. With our multi-year lease terms in both areas, we believe we are well-positioned to monitor the significant offset operator activity that we believe may ultimately mitigate geologic risk and further evaluate the prospectivity of both oil plays. In addition to these emerging oil plays, we also have approximately 74,700 net acres in the Tiger Ridge Field located in Blaine, Hill, and Chouteau Counties, Montana, prospective for natural gas, and another approximately 2,400 net acres in the Denver-Julesburg Basin in Weld County, Colorado, prospective for oil in the Niobrara formation.

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RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the specific risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be set forth in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the other documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or a part of your investment. For more information, see “Where You Can Find More Information.”

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to the financial statements, incorporated by reference into this prospectus.

	From Inception on April 18, 2008 Through December 31, 2008	2009	2010	2011	For Six Months Ended June 30, 2012

Ratio of earnings to fixed charges	N/A	N/A	-	-	-

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before income taxes, amortization of capitalized interest, rent expense, and interest expense. Fixed charges consist of interest incurred (expensed and capitalized) and rent expense. From our inception in 2008 and during 2009, we did not have any fixed charges. Earnings were insufficient to cover fixed charges by $4.2 million and $1.3 million for the years ended December 31, 2010 and 2011, respectively, and by $7.2 million for the six months ended June 30, 2012.

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USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us in order to accelerate development growth plans; refinance, in whole or in part, existing indebtedness; finance, in whole or in part, the costs of acquisitions; finance capital expenditures; and/or general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest the proceeds in short-term investments. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

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SELLING SHAREHOLDER

This prospectus relates in part to the possible sale by Emerald Oil & Gas NL, as selling shareholder, which owns shares of common stock resulting from our acquisition of Emerald. As of October 12, 2012, 12,135,217 shares of common stock had been issued to Emerald Oil & Gas NL, of which 500,000 shares are being held in escrow pending the outcome of certain title defect matters. The selling shareholder may from time to time offer and sell these shares of common stock pursuant to this prospectus.

The following table sets forth the number of shares of our common stock beneficially owned by the selling shareholder on October 12, 2012 and after giving effect to this offering.

Selling Shareholder	Number of shares beneficially owned before offering	Number of outstanding shares offered by selling shareholder	Number of shares beneficially owned after offering	Percentage beneficial ownership after offering
Emerald Oil & Gas NL(1)	12,135,217	12,135,217	0	0

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares as to which the shareholder has sole or shared voting power or investment power and also any shares that the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. Mike Krzus and McAndrew Rudisill, our Chief Executive Officer and President, respectively, as well as Jeremy Shervington, are on the board of directors of Emerald Oil & Gas NL and may be deemed to share voting power over our common stock held by Emerald Oil & Gas NL; thus, they may also be deemed to be the beneficial owners of the common stock. Messrs Krzus, Rudisill and Shervington do not have investment power over the common stock. Each of Messrs. Krzus, Rudisill and Shervington disclaims beneficial ownership of the reported common stock in excess of such person’s respective pecuniary interest in the common stock.

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PLAN OF DISTRIBUTION

Primary Offering:

We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of any such methods of sale. The accompanying prospectus or prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Unless otherwise set forth in an applicable prospectus supplement, if underwriters or dealers are used in the sale, the securities will be acquired for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE MKT or any other stock exchange on which our securities may be listed or quoted at the time of sale:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus or prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agents involved in the offering and sale of the securities, and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus or prospectus supplement states otherwise, the agent will act on a best efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

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Stabilizing transactions. Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

Over-allotments and syndicate covering transactions. Underwriters may sell more securities than the number that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering.

Penalty bids. If underwriters purchase securities in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those securities as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in the securities on the NYSE MKT in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Secondary Offering:

The selling shareholder, or its pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholder may sell the securities by one or more of the following methods, without limitation:

(a)          block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)          purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

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(c)          an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)          ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)          privately negotiated transactions;

(f)          short sales;

(g)          through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)          through the distribution of the securities by the selling shareholder to its partners, members or stockholders;

(i)          one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)          any combination of any of these methods of sale.

The selling shareholder may also transfer the securities by gift. We do not know of any arrangements by the selling shareholder for the sale of any of the securities.

The selling shareholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security.  If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price.  Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholder may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the selling shareholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by them.  The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.  The number of a selling shareholder’s securities offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged.  In addition, a selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling shareholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of the selling shareholder’s securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

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The selling shareholder and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers.  A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  A selling shareholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The securities offered hereby were originally issued to the selling shareholder pursuant to an exemption from the registration requirements of the Securities Act. We will not receive any proceeds from sales of any securities by the selling shareholder.

We cannot assure you that the selling shareholder will sell all or any portion of the securities offered hereby.

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THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus or prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus or prospectus supplement the particular terms of the securities offered by that prospectus or prospectus supplement. If we indicate in the applicable prospectus or prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus or prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock, preferred stock, and debt securities, or units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

Our common stock, preferred stock, debt securities, warrants and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

In addition the selling shareholder named herein may sell up to 12,135,217 shares of our common stock from time to time through ordinary brokerage transactions, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices and in other ways described in the “Plan of Distribution.”

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”

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DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our articles of incorporation and our bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement, of which this prospectus forms a part, and to the applicable provisions of Montana law.

Common Stock

Our articles of incorporation authorize 200,000,000 shares of common stock, par value $0.001 per share. As of October 12, 2012, we had 163,728,636 shares of common stock outstanding. We are holding a special meeting of shareholders on October 22, 2012 in order to obtain approval to, among other things, increase the number of authorized shares of common stock to 500,000,000. Each share of our common stock entitles its holder to one vote on all matters to be voted on by the shareholders. Except for the election of directors, which is determined by a plurality vote, and unless otherwise required by Montana law, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy, voting as a single class. Except as otherwise provided by law or in our articles of incorporation, and subject to any voting rights granted to holders of any then outstanding preferred stock and the powers of our board of directors to amend our bylaws, amendments to our articles of incorporation and our bylaws must be approved by a majority of the votes entitled to be cast by the holders of our common stock, voting as a single class. Holders of our common stock are entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our shareholders voting as a single class. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our common stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our board of directors. Upon the liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any then outstanding preferred stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize 20,000,000 shares of preferred stock, par value $0.001 per share. As of October 12, 2012, we had no shares of preferred stock outstanding. Our board of directors has the authority, without action by our shareholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the company without further action by our shareholders.

Anti-Takeover Provisions of our Articles of Incorporation and Bylaws

The provisions of Montana law and our articles of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Written Consent of Shareholders. Our bylaws provide that any action required or permitted to be taken by our shareholders may be taken at a duly called meeting of shareholders or by the written consent of 100% of the outstanding voting power.

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Special Meetings of Shareholders. Our bylaws provide that special meetings of the shareholders may be called by our board of directors or at the written demand of 10% of the shares outstanding and entitled to vote.

Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Limitation of Liability of Directors. Our articles of incorporation provides that no director shall be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under Montana law. The effect of these provisions is to eliminate ours and our shareholders’ rights, through derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Market Information

Our common stock is listed on the NYSE MKT under the symbol “EOX.”

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DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. Our forms of senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the dates on which the principal of the debt securities will be payable;
•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;
•	any conversion or exchange features;
•	any optional redemption periods;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;
•	any provisions granting special rights to holders when a specified event occurs;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and
•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Covenants

Under the indentures, we:

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•	will pay the principal of, and interest and any premium on, the debt securities when due;
•	will maintain a place of payment;
•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;
•	will preserve our corporate existence; and
•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•	the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;
•	we or the successor will not immediately be in default under such indenture; and
•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

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(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 120 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or any subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

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(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, any guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

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(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and any guarantor’s obligations in connection therewith; and

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(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

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Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Shareholders

No director, manager, officer, employee, incorporator, partner, member or shareholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of any guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

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Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if:

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived; or
•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

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Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;
•	by any nominee to the depositary itself or another nominee; or
•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;
•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and
•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

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We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus or prospectus supplement. If we indicate in the prospectus or prospectus supplement, the terms of any warrants offered under that prospectus or prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of debt securities, common stock or preferred stock in one or more series. We may issue warrants independently or together with debt securities, common stock and preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus or prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in an applicable prospectus or prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the number of debt securities purchasable upon exercise of one warrant and the price at which such securities may be purchased upon exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

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•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus or prospectus supplement at the exercise price that we describe in the applicable prospectus or prospectus supplement. Unless we otherwise specify in the applicable prospectus or prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus or prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Mayer Brown LLP, Houston, Texas, and Dorsey & Whitney LLP, Missoula, Montana. We filed these opinions as exhibits to the registration statement of which this prospectus is a part. In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities will be passed on for any underwriters or agents by such counsel named in the prospectus supplement.

EXPERTS

The financial statements of Voyager Oil & Gas, Inc. as of December 31, 2011 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and the financial statements of Emerald Oil, Inc. incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet as of December 31, 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years ended December 31, 2010 and 2009, which appear in the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of Mantyla McReynolds LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of our proved reserves, future production, and income attributable to certain leasehold and royalty interest as of December 31, 2011 that were prepared internally by us and reviewed by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the Securities and Exchange Commission, 100 F. Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room, by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We also maintain an Internet website at http://www.emeraldoil.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The following documents filed by us under the Exchange Act are incorporated by reference into this prospectus as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 13, 2012;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, as filed with the SEC on May 8, 2012 and for the six months ended June 30, 2012, as filed with the SEC on August 6, 2012 and amended on August 22, 2012;

•	our Current Reports on Form 8-K and 8-K/A as filed with the SEC on February 2, 2012; February 15, 2012; March 13, 2012; March 21, 2012; April 5, 2012; April 16, 2012; May 8, 2012; May 31, 2012; July 10, 2012; July 17, 2012; July 31, 2012, as amended August 8, 2012; August 6, 2012; September 6, 2012; September 10, 2012; September 10, 2012; September 26, 2012; September 28, 2012; and October 9, 2012, as amended October 9, 2012.

•	our Proxy Statements on Schedule 14A as filed with the SEC on April 20, 2012, September 12, 2012 and September 26, 2012; and

•	the description of our common stock in our registration statement on Form 8-A as filed with the SEC on July 15, 2004, as that description may be updated from time to time.

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus (except information “furnished” on a current report on Form 8-K). All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone, Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc, Attn.: Secretary, 1600 Broadway, Suite 1040, Denver, Colorado 80202; telephone number (303) 323-0008.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our expenses, other than the underwriting discounts and commissions, payable by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee		$42,228
Printing and Engraving Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*
Total	$	*

*     As an indeterminable number of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.

ITEM  15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 35-1-451 through 35-1-459 of the Montana Code Annotated authorize a court to award, or a corporation to provide, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 35-1-452 of the Montana Code Annotated authorizes a corporation to indemnify a director against liability incurred because he or she is or was a director of the registrant, provided that certain standards are met, except in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or in connection with any other proceeding in which the director is adjudged liable on that basis that personal benefit was improperly received by the director. The company’s articles of incorporation and bylaws provide for indemnification of the company’s directors, officers, employees and agents to an extent not inconsistent with Montana law.

Section 35-1-216(2)(d) authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any actions or omissions by a director, except liability for the amount of a financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or the shareholders, an intentional violation of criminal law, or if the director participates in making an unlawful distribution. Our articles of incorporation contains provisions implementing, to the fullest extent permitted by Montana law, such limitations on a director’s liability to us and our shareholders for monetary damages for breach of fiduciary duties.

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ITEM 16.         EXHIBITS.

Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K of Voyager Oil & Gas, Inc. (“Voyager”) filed with the Securities and Exchange Commission (“SEC”) on June 2, 2011.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 of Voyager’s Current Report on Form 8-K filed with the SEC on June 2, 2011.

4.1	Form of Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of Voyager’s Current Report on Form 8-K filed with the SEC on September 28, 2012.

4.2	Form of Senior Indenture.

4.3	Form of Subordinated Indenture.

4.4*	Form of Warrant Agreement.

5.1	Legal Opinion of Mayer Brown LLP.

5.2	Legal Opinion of Dorsey & Whitney LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of BDO USA LLP.

23.2	Consent of Mantyla McReynolds LLC.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Mayer Brown LLP (included in Exhibit 5.1).

23.5	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2).

24.1	Power of Attorney (see signature page of this registration statement).

25.1*	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

ITEM 17.         UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 15, 2012.

VOYAGER OIL & GAS, INC.

By:	/s/ Mike Krzus
Mike Krzus
Chief Executive Officer

We the undersigned officers and directors of Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc., hereby, severally constitute and appoint Mike Krzus and McAndrew Rudisill, and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this registration statement on Form S-3 filed herewith and any amendments (including post-effective amendments) to this registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc., to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of October, 2012.

/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Executive Chairman, Director and Secretary

/s/ Mike Krzus
Mike Krzus
Chief Executive Officer and Director

/s/ McAndrew Rudisill
McAndrew Rudisill
President and Director

/s/ Lyle Berman
Lyle Berman
Director

/s/ Duke R. Ligon
Duke R. Ligon
Director

/s/ Seth Setrakian
Seth Setrakian
Director

/s/ Daniel L. Spears
Daniel L. Spears
Director

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Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K of Voyager Oil & Gas, Inc. (“Voyager”) filed with the Securities and Exchange Commission (“SEC”) on June 2, 2011.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 of Voyager’s Current Report on Form 8-K filed with the SEC on June 2, 2011.

4.1	Form of Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of Voyager’s Current Report on Form 8-K filed with the SEC on September 28, 2011.

4.2	Form of Senior Indenture.

4.3	Form of Subordinated Indenture.

4.4*	Form of Warrant Agreement.

5.1	Legal Opinion of Mayer Brown LLP.

5.2	Legal Opinion of Dorsey & Whitney LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of BDO USA LLP.

23.2	Consent of Mantyla McReynolds LLC.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Mayer Brown LLP (included in Exhibit 5.1).

23.5	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2).

24.1	Power of Attorney (see signature page of this registration statement).

25.1*	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registrations statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

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